UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 14, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On April 14, 2011, Ameristar Casinos, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into an Indenture (the “Indenture”) with Wilmington Trust FSB, as trustee, relating to the issuance by the Company of $800 million principal amount of the Company’s 7.50% Senior Notes due 2021 (the “Notes”). The Notes were sold in a private placement transaction, have not initially been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Company has used or will use the net proceeds from the sale of the Notes of approximately $780.8 million (after deducting initial purchaser discounts and estimated expenses), together with borrowings under the New Credit Facility described below, (i) to repurchase the Company’s outstanding 9 1/4% Senior Notes due 2014 tendered pursuant to the tender offer announced on March 29, 2011, including payment of the tender premium and accrued interest, (ii) to prepay and permanently retire all of the indebtedness under the Credit Agreement, dated as of November 10, 2005, as amended and supplemented, among the Company, the various lenders and agents party thereto and Deutsche Bank Trust Company Americas, as administrative agent (the “Prior Credit Facility”), (iii) to repurchase 26,150,000 shares of the Company’s common stock from the Estate of Craig H. Neilsen (the “Estate”), (iv) to pay related fees and expenses and (v) for general corporate and working capital purposes.
     The terms of the Notes are governed by the Indenture. The Notes bear an interest rate of 7.50% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, with the initial interest payment on October 15, 2011. The Notes mature on April 15, 2021. The Notes and the guarantees of the Notes are senior unsecured obligations of the Company and the Guarantors, respectively, and rank equally with or senior to, in right of payment, all existing or future unsecured indebtedness of the Company and each Guarantor, respectively, but will be effectively subordinated in right of payment to the Company’s existing senior secured credit facilities and any future secured indebtedness, to the extent of the value of the assets securing such indebtedness.
     The Company may redeem the Notes, in whole or in part, at any time prior to April 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. Thereafter, the Company may redeem the Notes, in whole or in part, at the redemption prices of (i) 105.625% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2015, (ii) 103.750% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2016, (iii) 101.875% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2017 and (iv) 100% of the principal amount thereof on and after April 15, 2018, in each case, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to April 15, 2014, the Company may redeem up to 35% of the outstanding aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings by the Company at a redemption price of 107.50%

of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date. The Notes are also subject to redemption requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which the Company or its subsidiaries conducts gaming operations.
     The Indenture contains covenants that limit the Company’s and its Restricted Subsidiaries’ (as defined in the Indenture) ability to, among other things, (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create liens on assets, (iv) merge or consolidate with another company or sell all or substantially all assets and (v) enter into transactions with affiliates. In addition, if the Company experiences certain changes of control, each holder of the Notes can require the Company to repurchase all or a portion of such holder’s Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.
     The foregoing description is not complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference. This Report does not constitute an offer to sell or the solicitation of an offer to buy the Notes.
Registration Rights Agreement
     In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement, dated April 14, 2011 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors, among other things, have agreed to use their reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical debt securities of the Company that are registered under the Securities Act. Under certain circumstances, in lieu of an exchange offer registration statement, the Company and the Guarantors have agreed to file a shelf registration statement with the SEC with covering resale of the Notes. In the event that an exchange offer registration statement or shelf registration statement is not filed or does not become effective, or the Exchange Offer is not consummated, by the required times set forth in the Registration Rights Agreement, the Company will pay as liquidated damages to each holder of the applicable Notes, with respect to the first 90-day period from and including the date of the default, additional interest at a rate of 0.25% per annum. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default has been cured, up to a maximum amount of additional interest of 1.0% per annum.
     The foregoing description is not complete and is qualified in its entirety by the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
New Credit Facility
     On April 14, 2011 (the “Effective Date”), the Company entered into a Credit Agreement (the “New Credit Facility”) among the Company, the lenders from time to time party thereto,

Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Commerzbank AG, New York and Grand Cayman Branches and US Bank National Association, as Co-Documentation Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent.
     The New Credit Facility consists of (i) a $200 million A term loan that was fully borrowed on the Effective Date and matures in 2016 and is subject to certain mandatory principal repayments prior to maturity, (ii) a $700 million B term loan that was fully borrowed on the Effective Date and matures in 2018 and is subject to certain mandatory principal repayments prior to maturity and (iii) a $500 million revolving loan facility, $368 million of which was borrowed on the Effective Date and which matures in 2016. The revolving loan facility includes a $100 million letter of credit sub-facility and a $30 million swingline loan sub-facility. Upon the satisfaction of certain conditions, the Company will have the option to increase the total amount available under the New Credit Facility by up to the greater of an additional $200 million or an amount determined by reference to the Company’s Total Net Leverage Ratio (as defined in the New Credit Facility). On the Effective Date, borrowings under the Prior Credit Facility were repaid in full and the Prior Credit Facility was terminated.
     Each of the Guarantors has guaranteed the Company’s obligations under the New Credit Facility. The obligations of the Company and the Guarantors are secured by substantially all of the assets of the Company and the Guarantors.
     The A term loan and the revolving loan facility currently bear interest at the London Interbank Offered Rate (“LIBOR”) plus 2.75% per annum or the base rate plus 1.75% per annum, at the Company’s option. The B term loan bears interest at LIBOR (subject to a LIBOR floor of 1.0%) plus 3.0% per annum or the base rate (subject to a base rate floor of 2.0%) plus 2.0% per annum, at the Company’s option. The LIBOR margin for the A term loan and the revolving loan facility is subject to reduction based on the Company’s Total Net Leverage Ratio. The Company pays a commitment fee on the unused portion of the revolving loan facility of 0.50% per annum, which is subject to reduction based on the Total Net Leverage Ratio.
     The New Credit Facility contains covenants that limit the ability of the Company and its subsidiaries to, among other things:
•	incur liens on property or assets;

•	incur or guarantee indebtedness;

•	pay dividends or repurchase stock;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers;

•	make investments; and

•	make capital expenditures.
     The New Credit Facility requires compliance with the following financial covenants (in each case calculated as set forth in the New Credit Facility):
•	minimum Interest Expense Coverage Ratio;

•	maximum Total Net Leverage Ratio; and

•	maximum Senior Secured Net Leverage Ratio.
     Amounts due under the New Credit Facility may be accelerated upon the occurrence of an event of default, including:
•	failure to make required payments;

•	failure to comply with certain agreements, representations or covenants;

•	certain cross-default events;

•	a change of control of the Company;

•	certain events of bankruptcy and insolvency;

•	failure to pay certain judgments; and

•	revocation of certain gaming licenses.
     The foregoing description is not complete and is qualified in its entirety by the New Credit Facility, which is filed herewith as Exhibit 4.2 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth in Item 1.01 of this Report is incorporated by reference in this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Report is incorporated by reference in this Item 2.03.
Item 8.01. Other Events.
     On April 19, 2011, the Company completed the transactions contemplated by the Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 25, 2011, between the Company and the Estate, the Company’s majority stockholder, pursuant to which the Company repurchased 26,150,000 shares of the Company’s common stock held by the Estate at a purchase price of $17.50 per share, for an aggregate purchase price of $457,625,000. The Purchase Agreement and Annex A thereto were filed as exhibits to the Company’s Current Report on Form 8-K on March 28, 2011.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

4.1	Indenture, dated as of April 14, 2011, among Ameristar Casinos, Inc., the Guarantors named therein and Wilmington Trust FSB, as trustee.
4.2
Credit Agreement, dated as of April 14, 2011, among Ameristar Casinos, Inc., the Lenders from time to time party thereto, Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A. , as Syndication Agents, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Commerzbank AG, New York and Grand Cayman Branches and US Bank National Association, as Co-Documentation Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent (without exhibits).

10.1
Registration Rights Agreement, dated April 14, 2011, among Ameristar Casinos, Inc., the Guarantors named therein and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Credit Agricole Securities (USA) Inc., as representatives of the Initial Purchasers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: April 19, 2011

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of April 14, 2011, among Ameristar Casinos, Inc., the Guarantors named therein and Wilmington Trust FSB, as trustee.
4.2
Credit Agreement, dated as of April 14, 2011, among Ameristar Casinos, Inc., the Lenders from time to time party thereto, Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A. , as Syndication Agents, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Commerzbank AG, New York and Grand Cayman Branches and US Bank National Association, as Co-Documentation Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent (without exhibits).

10.1
Registration Rights Agreement, dated April 14, 2011, among Ameristar Casinos, Inc., the Guarantors named therein and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Credit Agricole Securities (USA) Inc., as representatives of the Initial Purchasers named therein.